SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



                    Zachary Bancshares, Inc.
     (Exact name of registrant as specified in its charter)



           Louisiana                 2-89559         72-0981148
   (State or other jurisdiction    (Commission     (IRS Employer
       or incorporation)          File Number)  Identification No.)



     4700 Main Street          Zachary, Louisiana       70791
   (Address of Principal Executive Offices)           (Zipcode)


Registrant's telephone number, including area code (504) 654 2701



                                 N/A
   (Former name or former address, if changed since last report)












     Item 6.  Resignation of Director

         On November 09, 1995, Leonard F. Aguillard, Chairman resigned as Director of Zachary Bancshares, Inc. and Bank of Zachary Boards.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Zachary Bancshares, Inc.
                                         (Registrant)


                                   BY:
                                         Mark Thompson
                                           Treasurer



Dated:  November 10, 1995








November 7, 1995





Board of Directors
Zachary Bancshares, Inc.
Bank of Zachary
P. O. Box 497
Zachary, LA 70791

Gentlemen:

This letter informs you of my decision to retire from the Chairman of the Board and the Board of Directors at the next shareholders meeting. By then my present term of office will expire and I will have celebrated my 69th birthday with only a few months remaining before mandatory retirement.

Retirement is a goal, a time in life, which my wife and I have hoped and planned for. We have reached that goal in good health, full of memories, good friends, and a very supportive family.

We have enjoyed many highlights in my career, certainly serving on the Board and as Chairman ranks as one of those. It is an experience I shall remember and cherish the rest of my life. I leave the Bank knowing that together we have positioned it as the one remaining Community Bank in the area, that it is financially sound and ready to serve the needs of the area now and in the future.

Thanks to all of you we look forward to many happy relaxed years in retirement.

Yours truly,



L. F. Aguillard

LFA/sb